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                                                   AmericasBank Corp.
                                                   Contact:  Mark H. Anders
                                                   Phone:    443-921-0804
                                                   Website:
                                                   www.americasbank.com


                           AMERICASBANK CORP. REPORTS
                              FOURTH QUARTER PROFIT

TOWSON, MD. (March 7, 2007) --AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced financial results for the fourth quarter and full year ended December 31, 2006.

The Company reported net income for the fourth quarter of 2006 of $133,684 or $0.05 per basic and diluted common share, as compared with a net profit of $7,292 or breakeven on a per share basis for the fourth quarter of 2005. For the year ended December 31, 2006, the company reported a net loss of $(430,834) or $(0.18) per basic and diluted common share, compared with a net loss of $(307,786) or $(0.33) per basic and diluted common share for 2005.

"We were very pleased with the results in the fourth quarter," stated Mark H. Anders, President and CEO of the Company, "and while our results for all of 2006 were negatively impacted by our decision to increase the allowance for loan and lease losses by $470,000 in the third quarter, we continue to achieve strong growth in loans and revenue." The provision taken in the third quarter included reserves to reflect the softness in the real estate market and special reserves for downgraded loans. Anders further stated, "Our level of non-performing assets to total assets has remained consistent throughout 2006, and ended the year at 0.71% of total assets compared to 0.86% of total assets at the end of 2005."

Total assets were $108,158,098 at December 31, 2006, a $35,412,034 or 48.7%
increase from $72,746,064 a year earlier. Total loans and leases, net of allowance, increased by $35,597,328 or 72.7% to $84,586,933 at December 31, 2006
from $48,989,605 at December 31, 2005. Total deposits were $91,584,537 at the end of 2006, compared to $67,175,482 at the end of 2005. Interest bearing deposits increased in 2006 by $23,333,037 or 39.4% and noninterest-bearing deposits increased $1,076,018 or 13.5% from the end of 2005.

Total interest revenue increased $944,438 or 84.5% compared with the fourth quarter of 2005, primarily due to a 71.5% increase in average loans. Net interest income increased by $503,962 or 91.3%, as the net margin on earning assets increased to 4.14% in the fourth quarter of 2006, compared to 3.18% in the fourth quarter of 2005.

The provision for loan and lease losses was $97,500 in the fourth quarter of 2006, contributing to the increase in the allowance for loan and lease losses to 1.20% of loans outstanding at the end of 2006, compared to 0.74% at the end of 2005.


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Noninterest revenue for the fourth quarter decreased by $49,217 or 27.7%.
Noninterest revenue is comprised mostly of mortgage banking gains and fees which decreased $44,580 or 29.6% in the fourth quarter of 2006, compared to 2005, reflecting the softness in the residential real estate market.

Noninterest expenses for the fourth quarter increased by $247,853 or 35.1%. Salaries and employee benefits increased by $53,176 or 15.1% and $50,539 or 81.3%, respectively, in the fourth quarter of 2006, compared to 2005. The increases were mainly due to increased staff and expanded employee benefit programs to be competitive in the market. Other expenses increased by $122,274 or 56.5% in the fourth quarter of 2006, compared to 2005 mainly due to increases in professional fees and marketing.

ABOUT AMERICASBANK CORP.
AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

                     SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

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                                        AMERICASBANK CORP. AND SUBSIDIARY
                                        Unaudited Summary Financial Data

                                                           ------------------------------------------------------------------
                                                                           CONSOLIDATED STATEMENT OF OPERATIONS
                                                           ------------------------------------------------------------------
                                                                TWELVE MONTHS ENDED                  THREE MONTHS ENDED
                                                           ------------------------------       -----------------------------
                                                             12/31/2006     12/31/2005           12/31/2006     12/31/2005
                                                           ------------------------------       -----------------------------
INCOME STATEMENT DATA:
  Interest revenue                                          $   6,413,956   $  3,445,525         $  2,062,426    $ 1,117,988
  Interest expense                                              3,017,798      1,685,153            1,006,550        566,074
                                                           ------------------------------       -----------------------------
  Net interest income                                           3,396,158      1,760,372            1,055,876        551,914
  Provision for loan and lease losses                             656,500         52,000               97,500         17,000
  Noninterest revenue                                             469,014        627,497              128,352        177,569
  Noninterest expenses                                          3,639,506      2,643,655              953,044        705,191
                                                           ------------------------------       -----------------------------
  Income (loss) before incomes taxes                             (430,834)      (307,786)             133,684          7,292
  Income taxes                                                          -              -                    -              -
                                                           ------------------------------       -----------------------------
  Net income (loss)                                         $    (430,834)  $   (307,786)        $    133,684    $     7,292
                                                           ==============================       =============================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per common share      $       (0.18)  $      (0.33)        $       0.05    $         -
  Average shares outstanding, basic and diluted                 2,338,003        941,702            2,654,202        941,702

PERFORMANCE RATIOS:
  Return on average assets                                         -(0.49)%       -(0.53)%               0.51%          0.04%
  Return on average equity                                         -(3.16)%       -(5.89)%               3.93%          0.55%
  Net interest margin                                                4.02%          3.19%                4.14%          3.18%

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                                           AMERICASBANK CORP. AND SUBSIDIARY
                                           Unaudited Summary Financial Data

                                                           --------------------------------------------------------------------
                                                                       COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                                           --------------------------------------------------------------------
                                                                                        QUARTER ENDED
                                                           --------------------------------------------------------------------
                                                            12/31/2006    9/30/2006    6/30/2006     3/31/2006    12/31/2005
                                                           --------------------------------------------------------------------
INCOME STATEMENT DATA:
  Interest revenue                                         $   2,062,426 $  1,738,658  $  1,411,071  $  1,201,801  $  1,117,988
  Interest expense                                             1,006,550      813,784       605,671       591,793       566,074
                                                           --------------------------------------------------------------------
  Net interest income                                          1,055,876      924,874       805,400       610,008       551,914
  Provision for loan and lease losses                             97,500      470,000        34,000        55,000        17,000
  Noninterest revenue                                            128,352      123,593       135,369        81,700       177,569
  Noninterest expenses                                           953,044      938,262       897,817       850,383       705,191
                                                           --------------------------------------------------------------------
  Income (loss) before incomes taxes                             133,684     (359,795)        8,952      (213,675)        7,292
  Income taxes                                                         -            -             -             -             -
                                                           --------------------------------------------------------------------
  Net income (loss)                                        $     133,684 $   (359,795) $      8,952  $   (213,675) $      7,292
                                                           ====================================================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per common share     $        0.05 $      (0.14) $          -  $      (0.16) $          -
  Tangible book value per common share at period end       $        5.94 $       5.88  $       5.98  $       5.93  $       5.27
  Average shares outstanding, basic and diluted                2,654,202    2,654,202     2,662,581     1,363,369       941,702

BALANCE SHEET DATA:
  Total assets                                             $ 108,158,098 $ 96,316,169  $ 81,856,691  $ 78,932,257  $ 72,746,064
  Total loans, net                                            84,586,933   78,396,299    63,146,031    54,863,173    48,989,605
  Total deposits                                              91,584,537   80,138,125    65,532,429    62,452,118    67,175,482
  Stockholders' equity                                     $  15,992,396 $ 15,835,797  $ 16,105,896  $ 16,098,687  $  5,256,051

PERFORMANCE RATIOS:
  Net interest margin                                               4.14%        4.12%         4.22%         3.51%         3.18%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                                     1.20%        1.15%         0.71%         0.76%         0.74%
  Non-performing loans to allowance for loan and lease losses      75.08%       68.01%       138.91%       148.45%       169.73%
  Non-performing assets to total assets                             0.71%        0.65%         0.77%         0.79%         0.86%
  Net chargeoffs (recoveries) to average loans                     -0.01%        0.01%            -             -             -

CAPITAL RATIOS:
  Total risk-based capital ratio                                   21.63%       23.29%        27.78%        31.21%        11.32%
  Tier I risk-based capital ratio                                  20.38%       22.04%        26.98%        30.40%        10.54%
  Tier I leverage capital ratio                                    15.21%       17.05%        20.00%        21.75%         6.95%

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